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CONSENT OF BLOOMBERGNEF

Colin McKerracher
BloombergNEF
3 Queen Victoria Street
London, UK
EC4N 4TQ

We hereby consent to references to our firm, our Long-Term Electric Vehicle Outlook published in June 2022 (the "Report"), as the Report may be amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2022.

Date: February 10, 2023

BLOOMBERGNEF

By: ______________________

Name: Colin McKerracher
Title: Head of Advanced Transport